Exhibit 99.1


        AMICAS, Inc. New Corporate Name; Medical Division Sold for $100M


New Ticker Symbol "AMCS"

Boston, MA, January 3, 2005 -- VitalWorks Inc. (Nasdaq: VWKS), a leader in radiology and diagnostic image and information technology solutions, announced today that it has completed the sale of its medical division to Cerner Corporation (Nasdaq: CERN) for $100 million in cash pursuant to the definitive agreement signed on November 15, 2004. In addition, the Company announced that it changed its name to AMICAS, Inc. effective immediately, and its NASDAQ stock trading symbol will become "AMCS" effective Tuesday, January 4, 2005. The Company also reported that its headquarters are now based in Boston, Massachusetts at 20 Guest Street, Suite 200, Boston, MA 02135.

With the divestiture of the medical division complete, the Company said that it plans to intensify its focus on the radiology market. Management believes that the Company is now in a very strong position to leverage its technology and product suite, installed base, and implementation know-how to continue building a world-class image and information management solution company.

The Company is targeting early February to provide year-end results. Details will be provided as soon as possible.


About AMICAS, Inc.

AMICAS, Inc. (www.amicas.com) is an industry-recognized leader and pioneer of Web-based medical image and information management solutions. The AMICAS Vision Series(TM) products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities and radiology practices. Acute care and hospital clients value the acclaimed Vision Series PACS with its RIS and HCIS independence, enterprise workflow, and scalable design. Complementing the Vision Series product family, AMICAS Insight Services(TM) are a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.


Safe Harbor Statement

Except for the historical information herein, the matters discussed in this release include forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties which include: the length of sales and delivery cycles; the size and timing of orders for products and services; changes in the mix of products and/or services sold; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of new product and service introductions and product upgrade releases; competition including product offerings, price and service; customer attrition; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; changing economic, political and regulatory conditions, particularly with respect to the IT-spending environment; the risk that AMICAS' businesses and/or products will not be integrated successfully; costs related to the merger with the Company's subsidiary; compliance with all government laws, rules and regulations for all applicable products; the inability to achieve revenues from combined lines of products; and other risks affecting AMICAS' businesses generally and as set forth in AMICAS' most recent filings with the Securities and Exchange Commission. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, including the Company's image management systems, AMICAS(R) Vision Series(TM) PACS, and Vision Series(TM) RIS, which may not be realized. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. All forward-looking statements in this press release are qualified by these cautionary statements and are made only as of the date of this press release. AMICAS is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.